UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

May 1, 2007

EDGETECH SERVICES INC.

(Formerly Secure Enterprise Solutions. Inc.)

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(EXACT NAME OF REGISTRANT SPECIFIED IN CHARTER)

NEVADA                     000-27397                          98-0204280

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(STATE OF              (COMMISSION FILE           (IRS EMPLOYER

INCORPORATION)                NUMBER)             IDENTIFICATION NO.)

2980 S. Rainbow Blvd. #220H
Las Vegas, NV 89146

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(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

(310) 857-6666

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(REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

Item 2.01 Completion of Acquisition or Disposition of Assets.

The registrant has entered into a definitive agreement to acquire Right Tag, Inc. from Harish Chander and  its other shareholders. This transaction has closed and is effective immediately. Edgetech purchased Right Tag for $325,000 plus an earn out paid to Mr. Chander and its other shareholders based on Right Tag’s gross profit for the next five years.

Right Tag manufactures standards compliant and durable RFID (Radio Frequency Identification) equipment and provides customer friendly RFID solutions. Right Tag's current RFID product line includes proprietary  handheld RFID scanners and desktop scanners and is a reseller of RFID  printer equipment,

RFID tags and other related products. Right Tag has also filed several patents relating to its proprietary RFID products.

RightTag’s products cater to a wide variety of customers including Government, retailers, transportation companies, manufacturers, and distributors. RightTag has more than 200 customers located in several countries.. Right Tag’s customers include: Vodafone, Siemens, US Naval Research Laboratory, Lockheed Martin, Intel, BT, Ohio University, the US Department of Defense and many others.

The Company used funds recently raised from Southbase LLC (a company related to CEO, Adam Radly) to pay for the acquisition of Right Tag, Inc.

Financial statements for Right Tag will be filed within 71 days following closing of the transaction.

(b)                                   Exhibits*.

Exhibit No.	Item

1	Purchase Agreement.
2	News Release

* Pursuant to Item 601(b)(2) of Regulation S-K, certain of the exhibits and schedules may have been omitted. If so, such exhibits and schedules will be provided to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Edgetech Services, Inc.

Date: May 3, 2007	By:	/s/ Adam Radly
Adam Radly
Chairman & Chief Executive Officer